Exhibit 10.27

AMENDMENT NUMBER ONE
CADENCE DESIGN SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN

The Cadence Design Systems, Inc. 2009 Deferred Compensation Plan shall be amended as follows, effective January 1, 2009.

1.     The references in Sections 3.2(a) and 3.2(c) to “monthly” installment distributions shall be changed to “annual” installment distributions.

2.     The fourth sentence of Section 3.2(e) shall be revised to read as follows:

Subsequent installments, if any, shall be made the following January and each January thereafter.

237294

AMENDMENT NUMBER TWO
CADENCE DESIGN SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN

The Cadence Design Systems, Inc. 2009 Deferred Compensation Plan shall be amended as follows, effective January 1, 2009:

1.	Section 1.1 shall be revised by adding the following to the end thereof:

Employer shall maintain separate Accounts for an Employee who is participating in the Plan and experienced a change in employment status (i.e., from employee to Non-Employee Director or vice versa) such that Employee will have a Non-Employee Director Account and an employee Account.

2.     A new Section 2.2 shall be added to read as follows:

2.2 Change in Status. A participating Employee who experiences a change in employment status (i.e., from employee to Non-Employee Director or vice versa) shall be considered newly eligible to participate in the Plan in his or her new capacity for all purposes hereunder, including for purposes of making the elections pursuant to Sections 3.3 and 3.4 hereof, provided that the eligibility requirements set forth in Section 2.1 are met. If the participating Employee experiences a subsequent change in employment status (i.e., a reversal back to the previous status), such Employee shall be considered newly eligible to participate in the Plan only in accordance with Treasury Regulation Section 1.409A-2(a)(7)(ii). Participation as an employee and a Non-Employee Director shall be treated as participation in two separate “nonqualified deferred compensation plans” within the meaning of Section 409A of the Code, and such separate plans shall not be aggregated with each other pursuant to Section 409A of the Code, as provided in Treasury Regulation Section 1.409A-1(c)(2)(ii).

3.     A new Section 3.2(h) shall be added to read as follows:

The provisions of this Section 3.2 shall apply independently to the separate Accounts of a participating Employee who has Accounts under the Plan in the capacity of both an employee and a Non-Employee Director.

4.    The third sentence of Section 3.3 shall be revised in its entirety to read as follows:

An Employee who is hired or promoted to a position of eligibility for participation in the Plan, or an Employee who experiences a change in employment status from an employee to a Non-Employee Director (or vice versa), or a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan (or any other plan aggregated with the Plan under Code Section 409A) in which to submit the required election documents for the then-current semi-annual period and any other semi-annual period within that same Plan Year, to the extent not prohibited by Code Section 409A.

5.    The third sentence of Section 3.4 shall be revised in its entirety to read as follows:

Provided, however, that an Employee who is hired or promoted to a position of eligibility for participation in the Plan, or an Employee who experiences a change in employment status from an employee to a Non-Employee Director (or vice versa), or a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan (or any other plan aggregated with the Plan under Code Section 409A) in which to submit the required distribution election documents, to the extent not prohibited by Code Section 409A.

AMENDMENT NUMBER THREE
CADENCE DESIGN SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN

The Cadence Design Systems, Inc. 2009 Deferred Compensation Plan (the “Plan”) shall be amended as follows, effective June 5, 2015:

1.	Section 3.4 of the Plan shall be revised by adding the following to the end of the first paragraph thereof:

In the event that an Employee does not make a valid initial distribution election pursuant to this Section 3.4 of the Plan with respect to all or a portion of his or her Account, the applicable Employee shall be deemed to have elected to receive distribution of such Account or portion thereof in the form of a lump sum payment upon the Employee’s termination of employment with Employer.

AMENDMENT NUMBER FOUR
CADENCE DESIGN SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN

The Cadence Design Systems, Inc. 2009 Deferred Compensation Plan (the “Plan”) shall be amended as follows:

1.	Section 3.2(a) of the Plan shall be revised as follows (deletions shown in ~~strikethrough~~; additions shown in bold italics):

3.2 Payment of Account Balances.
(a) The Employee shall elect whether he or she will receive distribution of his or her Account, subject to tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon termination of employment of the Employee with Employer, (iv) upon the earlier to occur of (A) termination of employment of the Employee with Employer or (B) passage of a specified number of years or attainment of a specified age, or (v) upon the later to occur of (A) termination of employment of the Employee with Employer or (B) passage of a specified number of years or attainment of a specified age, as elected by the Employee in accordance with the form established by the Committee. Such form may permit an election among some or all of the alternatives listed in this Section 3.2(a), as determined in the Committee’s sole discretion. A designation of the time of distribution shall be required as a condition of participation under this Plan. The Employee also shall elect to receive all amounts payable to him or her in a lump sum or in equal annual installments over a designated period of five (5) years, ~~or~~ ten (10) years or fifteen (15) years, pursuant to the provisions of Section 3.2(e). These elections shall be made in accordance with Section 3.4 of this Plan.

2.	Section 3.2(e) of the Plan shall be revised as follows (deletions shown in ~~strikethrough~~; additions shown in bold italics):

(e) The Employer shall distribute or direct distribution of the balance of amounts previously credited to the Employee’s Account, in a lump sum, or in annual installments over a period of five (5) years, ~~or~~ ten (10) years or fifteen (15) years, as the Employee shall designate. A designation of the form of distribution shall be required as a condition of participation under this Plan. Distribution of the lump sum or the first installment shall be made or commence within ninety (90) days following the date specified in the first sentence of Section 3.2(a), or as otherwise provided in 3.2(c). Subsequent installments, if any, shall be made on the first business day of each month following January and each January thereafter. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Employee’s distribution election. Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid. The Employee’s distribution election shall be made on a form provided by Employer.